Exhibit 10.3

Policy for the Acceleration of Equity Awards in the Event of Death
Effective April 30, 2025

Whereas, the Company has adopted and maintains the 2020 Equity Incentive Plan (the “2020 Plan”) and preceding 2015 Equity Incentive Plan (the “2015 Plan”) for the purposes of providing equity incentives to “Participants” (as such term is defined in the 2020 Plan and 2015 Plan, as applicable);

Whereas, pursuant to Section 7 of the 2020 Plan and Section 4 of the 2015 Plan, as applicable, the Compensation Committee has the power to accelerate the time at which any Award (as defined in the 2020 Plan and the 2015 Plan, respectively) may first be exercised and the time during which any Award or any part thereof will vest; and

Whereas, the Compensation Committee believes it is in the best interest of the Company that in the event of a Participant’s death, the vesting of any outstanding and unvested time-based Restricted Stock Awards (as such terms are respectively defined in the 2020 Plan and 2015 Plan) and any outstanding and unvested time-based Options (as defined in the 2020 Plan and the 2015 Plan, respectively) then held by the Participant shall accelerate effective as of the Participant’s death (such acceleration policy, the “Acceleration Policy”);and

Whereas, the Compensation Committee believes it is in the best interest of the Company that in the event of a Participant’s death , unvested performance-based restricted stock units shall be accelerated and fully vested at target level in the event of a death during the performance period and fully vested at the earned levels in the event of a death after the performance period.

Now, Therefore, Be It Resolved, that, the Acceleration Policy is hereby approved, and shall apply automatically to both outstanding awards and awards granted in the future, unless and until rescinded by the Compensation Committee, and/or unless a different equity award treatment is approved by the Compensation Committee with respect to particular individuals or awards; and

Resolved Further, that the officers of the Company are authorized to take such other actions and sign such other documents as may be necessary or advisable to carry out the intent of the foregoing resolutions.